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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 2004, except for Note 18 as to which to the date is May 13, 2004, regarding the consolidated financial statements of Polypore, Inc. and June 3, 2004 regarding the balance sheet of Polypore International, Inc., in the Registration Statement (Form S-1 No. 333-116236) and related Prospectus of Polypore International, Inc. for the registration of 23,000,000 shares of its common stock.

                                                                                                                                         /S/ ERNST & YOUNG LLP

Greenville, South Carolina
July 9, 2004

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm